WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

ABBY  INC.

A COLORADO CORPORATION

The undersigned, being all the Directors of Abby Inc. a Colorado corporation, pursuant to the By-Laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1.

Resignation of Directors

RESOLVED, that the following persons resigned as directors of the corporation in accordance with the By-Laws of the Corporation:

Resigned Directors

Randel Croteau, non-participating director and Donald Thompson

Dated as of the 16th day of November 2012

The undersigned, being all the Directors of ABBY INC., waive the required notice of meeting and consent to all actions taken hererof.

/s/ Tom Forzani

_____________________

Tom Forzani:

 President, Secretary, Treasurer